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                                   Exhibit 21
                         Subsidiaries of the Registrant

     The following is a list of all subsidiaries of First Equity Properties, Inc., the state or other jurisdiction of organization or incorporation and the names under which such subsidiaries do business (indention means direct parent relationship):

                                                       Jurisdiction of
                                                       Organization or
          Name of Entity                                Incorporation
--------------------------------------------           ---------------

First Equity Properties, Inc.*                            Nevada
     Carmel Realty, Inc.                                     Texas
          Regis Management                                  Nevada
          Corporation (formerly
          Williamsburg Management
          Corporation)

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     * First Equity Properties, Inc. is also the holder of a 81.6% limited partner interest in Carmel Realty Services, Ltd., a Texas limited partnership.